BANK OF SCOTLAND
CORPORATE	CASHFLOW
FINANCE

250 West George Street
Glasgow
G2 7BP

Telephone 0141 207 1122
Facsimile 0141 207 1181

PRIVATE & CONFIDENTIAL
The Directors
Zoo Digital Publishing Limited
Arundel Court
177 Arundel Street
Sheffield
S1 2NU

7th January 2008

Dear Sirs

Re: Your current Cashflow Finance Agreement

We write to confirm the terms and conditions of the above Agreement are amended as follows. Please sign and date the enclosed copy of this letter and return for the attention of Legal & Recoveries at the address detailed above. The amendments will become effective upon receipt of the signed and dated letter.

3 Financial and Other Particulars

"Initial Payment" is 65 per cent of the Gross Book Value of each Debt;

"Credit Note Limit" is 10 per cent of the rolling annual assigned turnover;

Arrangement Fee of £4000.00 has been applied today

Yours faithfully

Authorised Signatory For and on behalf of BANK OF SCOTLAND plc Authorised and Regulated by the Financial Services Authority